Exhibit 99.1

Item 1.	Business

GENERAL

StanCorp Financial Group, Inc. was incorporated in 1998 in Oregon. As used in this report, the terms “StanCorp,” “Company,” “we,” “us” and “our” refer to StanCorp Financial Group, Inc. and its subsidiaries, unless the context indicates otherwise. Our investor website is www.stancorpfinancial.com. We post on our investor website our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”). The filings on our investor website are available free of charge. We also make available on our investor website our Corporate Governance Guidelines, our Codes of Business Ethics (including any waivers granted to executive officers or directors), and the charters of the Audit, Organization & Compensation, and Nominating & Corporate Governance Committees of our Board of Directors. These documents are also available in print without charge to any person who requests them by writing or telephoning our Shareholder Services Department, StanCorp Financial Group, Inc., 1100 SW Sixth Avenue, Portland, OR 97204, (800) 378-8360.

We are headquartered in Portland, Oregon and are a holding company for our insurance and asset management subsidiaries as well as for subsidiaries included in our Other category. Our insurance businesses offer group and individual disability insurance, group life and accidental death and dismemberment (“AD&D”) insurance, group dental and group vision insurance, and absence management services. Through our insurance subsidiaries, we have the authority to underwrite insurance products in all 50 states as well as the District of Columbia and the U.S. territories of Guam and the Virgin Islands. Our asset management businesses offer full-service 401(k) plans, 403(b) plans, 457 plans, defined benefit plans, money purchase pension plans, profit sharing plans and non-qualified deferred compensation products and services. Our asset management businesses also offer investment advisory and management services, financial planning services, commercial mortgage loan origination and servicing, individual fixed-rate annuity products, group annuity contracts and retirement plan trust products, and manage certain real estate properties. The subsidiaries included in our Other category have owned and managed certain real estate properties held for sale, and operate our online financial life planning and management service.

MISSION AND STRATEGY

Our mission is to exceed customers’ needs for financial products and services in growing markets where the application of specialized expertise creates potential for superior shareholder returns. Our vision is to lead the financial services industry in integrity, expertise and customer service. We operate in select financial products and services markets and seek to compete on expertise, differentiation and customer service, while maintaining a strong financial position.

Our long-term strategy includes:

•	Maintaining strong growth rates in traditional risk acceptance businesses (disability and group life insurance).
•	Seeking to expand growth opportunities by increasing penetration in markets where we have limited presence.
•	Further diversifying our earnings base, and taking advantage of market opportunities, demographic trends and capital synergies by increasing our asset management businesses.
•	Returning value to shareholders through strategic uses of capital.

Our ability to accomplish this strategy is dependent on a number of factors, some of which involve risks or uncertainties. See “Competition” and “Key Factors Affecting Results of Operations” below and Item 1A, “Risk Factors,” of this Report.

STANCORP AND SUBSIDARIES

StanCorp, headquartered in Portland, Oregon, is a holding company and conducts business through wholly-owned operating subsidiaries throughout the United States. Through our subsidiaries, we have the authority to underwrite insurance products in all 50 states as well as the District of Columbia and the U.S. territories of Guam and the Virgin Islands.

Standard Insurance Company (“Standard”), our largest subsidiary, underwrites group and individual disability insurance and annuity products, group life and AD&D insurance, and provides group dental and group vision insurance, absence management services and retirement plan products. Founded in 1906, Standard is domiciled in Oregon, licensed in all states except New York, and licensed in the District of Columbia and the U.S. territories of Guam and the Virgin Islands.

The Standard Life Insurance Company of New York was organized in 2000 and is licensed to provide group long term and short term disability insurance, group life and AD&D insurance, group dental insurance and individual disability insurance in New York.

The Standard is a service mark of StanCorp and its subsidiaries and is used as a brand mark and marketing name by Standard and The Standard Life Insurance Company of New York.

Standard Retirement Services, Inc. (“Standard Retirement Services”) administers and services our retirement plans group annuity contracts and trust products. Retirement plan products are offered in all 50 states through Standard or Standard Retirement Services.

StanCorp Equities, Inc. (“StanCorp Equities”) is a limited broker-dealer and member of the Financial Industry Regulatory Authority. StanCorp Equities serves as principal underwriter and distributor for group variable annuity contracts issued by Standard and as the broker of record for certain retirement plans using the trust platform. StanCorp Equities holds no customer funds but provides supervision and oversight for the distribution of group variable annuity contracts and of the sales activities of all registered representatives employed by StanCorp Equities and its affiliates.

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StanCorp Mortgage Investors, LLC (“StanCorp Mortgage Investors”) originates and services fixed-rate commercial mortgage loans for the investment portfolios of our insurance subsidiaries. StanCorp Mortgage Investors also generates additional fee income from the origination and servicing of commercial mortgage loans participated to institutional investors.

StanCorp Investment Advisers, Inc. (“StanCorp Investment Advisers”) is an SEC-registered investment adviser providing performance analysis, fund selection support, model portfolios and other investment advisory, financial planning and investment management services to its retirement plans clients, individual investors and subsidiaries of StanCorp.

StanCorp Real Estate, LLC is a property management company that owns and manages our Hillsboro, Oregon home office properties and other properties held for investment and held for sale and manages our Portland, Oregon home office properties.

Adaptu, LLC provides an online service to help users plan and manage their financial lives.

MARKET POSITION

Based on the United States insurance industry in force premium statistics, we have leading market positions with single digit market share in group long term and short term disability insurance, group life insurance and individual disability insurance. These statistics were based on the most recent annual Gen Re insurance industry reports available as of January 2012. The positions are as follows:

•	5th largest provider of group long term disability insurance.
•	6th largest provider of group short term disability insurance.
•	8th largest provider of group life insurance.
•	7th largest provider of individual disability insurance.

FINANCIAL STRENGTH AND CREDIT RATINGS

Financial strength ratings are gauges of our claims paying ability and are an important factor in establishing the competitive position of insurance companies. In addition, ratings are important for maintaining public confidence in our company and in our ability to market our products. Rating organizations regularly review the financial performance and condition of insurance companies, including ours. In addition, credit ratings on our 10-year senior notes (“Senior Notes”) and junior subordinated debentures (“Subordinated Debt”) are tied to our financial strength ratings. A ratings downgrade could increase surrender levels for our annuity products, adversely affect our ability to market our products and increase costs of future debt issuances.

Standard & Poor’s (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and A.M. Best Company (“A.M. Best”) provide financial strength ratings on Standard.

Standard’s financial strength ratings as of January 2012 were:

S&P	Moody’s	A.M. Best
A+ (Strong)	A1 (Good)	A (Excellent) (1)
5th of 20 ratings	5th of 21 ratings	3rd of 13 ratings
Outlook: Stable	Outlook: Negative	Outlook: Stable

(1)	Also includes Standard Life Insurance Company of New York

Credit ratings assess credit quality and the likelihood of issuer default. S&P, Moody’s and A.M. Best provide ratings on StanCorp’s Senior Notes and Subordinated Debt. S&P and A.M. Best also provide issuer credit ratings for both Standard and StanCorp.

Our debt ratings and issuer credit ratings as of January 2012, which we believe are indications of our liquidity and ability to make payments, were:

	S&P	Moody’s	A.M. Best
StanCorp debt ratings:
Senior Notes	BBB+	Baa1	bbb+
Subordinated Debt	BBB-	Baa2	bbb-
Issuer credit ratings:
Standard	A+	—	a+ (1)
StanCorp	BBB+	—	bbb+
Outlook	Stable	Negative	Negative (1)

(1)	Also includes Standard Life Insurance Company of New York

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During the second quarter of 2011, A.M. Best revised its outlook to negative from stable for the issuer credit rating of StanCorp, primarily related to elevated claims incidence in our group long term disability business.

Following the release of our results for the second quarter of 2011, both S&P and Moody’s took rating actions on StanCorp and our insurance subsidiaries. S&P lowered all of its ratings on StanCorp and Standard while maintaining a stable outlook. Moody’s lowered its outlook on the financial strength and issuer credit ratings from stable to negative. These changes in ratings and outlook are primarily due to a significant increase in claims incidence in our group long term disability business.

We believe our well-managed underwriting and claims operations, high-quality invested asset portfolios, enterprise risk management processes and strong capital position will continue to support our financial strength ratings and strong credit standing. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Asset-Liability and Interest Rate Risk Management” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Management.” In addition, we remain well within our financial covenants. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Cash Flows.”

SEGMENTS

We operate through two reportable segments: Insurance Services and Asset Management, as well as an Other category. Subsidiaries, or operating segments, have been aggregated to form our reportable segments. Resources are allocated and performance is evaluated at the segment level.

Of our total $2.87 billion in revenues for 2011, revenues of $2.50 billion were from our Insurance Services segment, revenues of $390.6 million were from our Asset Management segment and losses of $14.8 million were from our Other category. Revenues from the Other category included net capital losses of $6.9 million. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations—Revenues” and Item 8, “Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 5—Segments” for segment information regarding revenues, expenses and total assets for the years 2011, 2010 and 2009.

Insurance Services Segment

The Insurance Services segment offers group and individual disability insurance, group life and AD&D insurance, group dental and group vision insurance, and absence management services to individuals and employer groups ranging in size from two lives to more than 173,000 lives. We have approximately 33,000 group insurance policies in force, covering approximately 6.8 million employees as of December 31, 2011.

Our group insurance products are sold by sales representatives through independent employee benefit brokers and consultants. The sales representatives, who are employees of the Company, are compensated through salary and incentive compensation programs and are located in 41 field offices in principal metropolitan areas of the United States. The field offices also provide sales support and customer service through field administrative staff. Our arrangements with brokers include compensation established at the time of sale (commissions or fees) and, in some situations, also include compensation related to the overall performance of a block of business (performance-related compensation). In most cases, the overall performance of a block of business is measured in terms of volume and persistency (customer retention).

Group long term disability insurance contributed 37.4% of 2011 premiums for the segment. Group long term disability insurance provides partial replacement of earnings to insured employees who become disabled for extended periods of time.

Our basic long term disability product covers disabilities that occur during the policy period at both work and elsewhere. In order to receive long term disability benefits, an employee must be continuously disabled beyond a specified waiting period, which generally ranges from 30 to 180 days. The benefits are usually reduced by other income that the disabled employee receives from sources such as social security disability, workers compensation and sick leave. The benefits may also be subject to certain maximum amounts and benefit periods. Historically, approximately 50% of all claims filed under our long term disability policies close within 24 months. However, claims caused by more severe disabling conditions may be paid over longer periods, including up to normal retirement age or longer.

Generally, group long term disability policies offer rate guarantees for periods from one to three years. While we can prospectively re-price and re-underwrite coverage at the end of these guarantee periods, we must pay benefits with respect to claims incurred during these periods without being able to increase guaranteed premium rates during the same periods.

Group short term disability insurance contributed 9.7% of 2011 premiums for the segment. Our basic short term disability products generally cover only disabilities occurring outside of work. Short term disability insurance generally requires a short waiting period, ranging from one to 30 days, before an insured employee may receive benefits, with maximum benefit periods generally not exceeding 180 days. Group short term disability benefits may also be reduced by other income, such as sick leave that a disabled insured employee may receive.

Individual disability insurance contributed 8.0% of 2011 premiums for the segment. The products include non-cancelable disability coverage that provides insurance at a guaranteed fixed premium rate for the life of the contract, and guaranteed renewable coverage where premium rates are guaranteed for limited periods and are subject to change thereafter. We also offer a product with features that provide coverage in the event of partial disability or loss of income while caring for a family member with a serious health condition as well as medical and legal specialty protection. This segment also sells business overhead expense coverage that reimburses covered operating expenses when the insured is disabled, and business equity buy-out coverage that provides payment for the purchase, by other owners or partners, of the insured’s ownership interest in a business in the event of total disability. Non-cancelable disability insurance policies represented 79.0% of individual disability sales for 2011.

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Our individual disability insurance products are sold nationally by brokers through master general agents, primarily to physicians, lawyers, executives, other professionals and small business owners. The compensation paid to brokers and master general agents is based primarily on a percentage of premiums. Master general agents are eligible for a bonus based on sales volume of business they have written.

Group life and AD&D insurance contributed 41.1% of 2011 premiums for the segment. Group life insurance products provide coverage to insured employees for a specified period and have no cash value (amount of cash available to an insured employee on the surrender of, or withdrawal from, the life insurance policy). Coverage is offered to insured employees and their dependents. AD&D insurance is usually provided in conjunction with group life insurance, and is payable after the accidental death or dismemberment of the insured in an amount based on the face amount of the policy or dismemberment schedule.

Our other insurance premiums include group dental and group vision insurance and contributed 3.8% of 2011 premiums for the segment. Group dental products provide coverage to insured employees and their dependents for preventive, basic and major dental expenses, and also include an option to purchase orthodontia benefits. We offer three dental plans including a traditional plan, a reduced cost plan and a cost containment plan that are differentiated by levels of service and cost. Standard has a strategic marketing alliance with Ameritas Life Insurance Corp. (“Ameritas”), which offers Standard’s policyholders flexible dental coverage options and access to Ameritas’ nationwide preferred provider organization panel of dentists.

Our group vision products provide coverage to insured employees and their dependents for essential eye care services including exams, frames, a variety of lens options and contact lenses. We offer three vision plans that are differentiated by vision-care provider network coverage.

We also offer absence management services that allow employers to outsource administrative services and compliance support for short term disability, family medical leave, leave of absence, paid time off, and other employer-specific leave programs.

Asset Management Segment

The Asset Management segment offers full-service 401(k) plans, 403(b) plans, 457 plans, defined benefit plans, money purchase pension plans, profit sharing plans and non-qualified deferred compensation products and services through an affiliated broker-dealer. This segment also offers investment advisory and management services, financial planning services, commercial mortgage loan origination and servicing, individual fixed-rate annuity products, group annuity contracts and retirement plan trust products.

Retirement plans contributed 46.7% of 2011 revenues for the segment. Investment services for 401(k), defined benefit plans and governmental 457 plans are provided through a non-registered group annuity contract with third-party brand name mutual funds through a separate account and a stable value investment option managed by Standard. These plan services also are provided through an open architecture (NAV) platform offering mutual funds and a stable value investment option managed by Standard. Plans on the NAV platform can choose from any mutual fund that our trading partners are able to trade. We also provide a stable value investment option available on an investment-only basis to retirement plans for which Standard does not provide administrative services. Retirement plan assets under administration were $13.8 billion at December 31, 2011.

Mutual funds offered through the group annuity separate account as of December 31, 2011 are limited to those funds that have been evaluated through a due diligence process. Representative fund companies are: Davis Funds, Dodge & Cox, Federated Investors Funds, Harbor Funds, Oppenheimer Funds, T. Rowe Price and Vanguard Funds. Funds offered in our group annuity retirement plans are regularly evaluated for performance, expense ratios, risk statistics, style consistency, industry diversification and management through the investment advisory service we provide to our customers. Funds are added and removed as part of this evaluation process. StanCorp Investment Advisers provides fund performance analysis and selection support to 87% of our group annuity plan sponsors. All group annuity contracts are distributed through StanCorp Equities.

Services for 403(b) and non-qualified deferred compensation plans are available on the NAV platform. Previously they have been provided through a registered group variable annuity contract with a stable value investment option managed by Standard and separate account investment options. The registered product was phased out during 2011, and held no assets as of December 31, 2011.

Our target market for retirement plans is primarily small to mid-size businesses. Our retirement plans products and services are sold primarily through registered investment advisors, brokers, employee benefit consultants, investment advisors and other distributors served by our sales representatives throughout the United States. These distributors are usually compensated based on a percentage of the deposits or assets under administration. Compensation is disclosed to the customer by either Standard or Standard Retirement Services. Most of our retirement plan customers receive financial, record keeping and administrative services, although the option is available to receive only financial and record keeping services or financial services only.

The primary sources of revenue for the retirement plans business include plan administration fees, asset-based fees and investment income on general account assets under administration, a portion of which is credited to policyholders. In addition, premiums and benefits to policyholders reflect the conversion of retirement plan assets into life-contingent annuities, which is an option that can be selected by plan participants at the time of retirement.

The Standard earned a total of four Best in Class awards in PlanSponsor Magazine’s 2011 Defined Contribution Survey. All of the Best in Class awards were in the $5 million to $50 million in plan assets category.

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Individual annuities contributed 42.8% of 2011 revenues for the segment. The individual annuity products sold by this segment are primarily fixed-rate and indexed deferred annuities. This segment also sells immediate annuities. Our target market for annuities is any individual seeking conservative investments to meet their retirement or other financial goals. The fixed-rate annuity product portfolio includes deferred annuities with initial interest rate guarantees generally ranging from one to six years and a full array of single premium immediate annuity income payment options. We offer an indexed annuity product that uses over the counter call-spread options to hedge the index performance of the policies.

Fixed-rate annuities are distributed through national marketing organizations, brokers and financial institutions and compensation is primarily based on a percentage of premiums and deposits related to the business sold. Master General Agents are eligible for a bonus based on the volume of annuity business sold by financial institutions and brokers they coordinate.

Most of our annuity business deposits are not recorded as premiums, but rather are recorded as liabilities. Individual fixed-rate annuity deposits earn investment income, a portion of which is credited to policyholders. Annuity premiums consist of premiums on life-contingent annuities, which are a small portion of total sales.

Our other financial services business includes our investment advisory, real estate management and commercial mortgage loan origination businesses. These businesses contributed 10.5% of 2011 revenues for the segment.

Our investment advisory business, StanCorp Investment Advisers, is an SEC-registered investment adviser providing performance analysis, fund selection support, model portfolios and other investment advisory and investment management services. Our target market is our retirement plan clients and individual investors with a minimum of $250,000 in portfolio assets.

Our commercial mortgage loans subsidiary, StanCorp Mortgage Investors, underwrites, originates and services fixed-rate commercial mortgage loans, generally between $250,000 and $5 million per loan for the investment portfolios of our insurance subsidiaries. It also generates additional fee income from the origination and servicing of commercial mortgage loans participated to institutional investors. The target market for commercial mortgage loans is small retail, office, and industrial properties located throughout the continental United States.

Other

In addition to our two segments, we report our holding company and corporate activities in the Other category. This category includes return on capital not allocated to the product segments, holding company expenses, operations of certain unallocated subsidiaries, interest on debt, other unallocated expenses including costs incurred during our 2009 operating expense reduction initiatives, net capital gains and losses related to the impairment or the disposition of our invested assets and adjustments made in consolidation.

COMPETITION

Competition for the sale of our products comes primarily from other insurers and financial services companies such as banks, broker-dealers, mutual funds, and managed care providers for employer groups, individual consumers and distributors. Some competitors have greater financial resources, offer a broader array of products and have higher financial strength ratings. Pricing is competitive in the markets we serve. We do not seek to compete primarily on price. While we believe our products and service provide superior value to our customers, a significant price difference between our products and those of some of our competitors may result in periods of declining new sales, reduced persistency represented by customer retention, declining premium levels and increased sales force attrition. See “Key Factors Affecting Results of Operations—Pricing.”

KEY FACTORS AFFECTING RESULTS OF OPERATIONS

Our Insurance Services segment represented approximately 77%, 85% and 91% of total income before income taxes, excluding the Other category, for the years ended December 31, 2011, 2010 and 2009, respectively. In addition to competition, four primary factors can have a critical impact on the financial results of our Insurance Services segment operations: pricing; claims experience; wage, employment and benefit levels; and interest rates.

Our Asset Management segment represented approximately 23%, 15% and 9% of total income before income taxes, excluding the Other category, for the years ended December 31, 2011, 2010 and 2009, respectively. The financial results of the Asset Management segment are primarily impacted by employment and benefit levels, interest rates and equity market performance.

Pricing. One of the key components of our pricing decisions for many of our insurance products is the investment return available to us. In periods of decreasing or low interest rates, the returns available to us from our primary investments, fixed maturity securities—available-for-sale (“fixed maturity securities”) and commercial mortgage loans, decline. This may require us to increase the price of some of our products in order to maintain our targeted returns. If our competitors do not make similar adjustments to their product pricing or if they have a higher return on investments, our products may be more expensive than those offered by competitors. Alternatively, in periods when interest rates are increasing, we may be able to reduce premium rates, and therefore reduce pricing pressure to customers. Given the negative financial consequences of under-pricing, we believe that our practice of maintaining a disciplined approach to product pricing provides the best long-term pricing strategy, higher levels of persistency, and therefore, the best long-term financial success for our company.

Claims Experience. We have a large and well-diversified insurance business. However, claims experience can fluctuate widely, particularly from quarter to quarter. The predominant factors affecting claims experience are incidence, represented by the number of claims, and severity, represented by the length of time a disability claim is paid and the size of the claim. These factors can fluctuate widely within and between our insurance products.

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Wage, Employment and Benefit Levels. In our insurance businesses, premium rates are based, in part, on total salaries covered. The rate of wage and employment growth can influence organic growth of premiums. In addition, economic conditions can impact demand for the group insurance products we offer, and can increase competition as insurers compete for market share as overall market growth declines.

In our asset accumulation businesses, the growth in wages and employment levels affects the level of new deposits for the retirement plans we administer, which affects the amount of administrative fee revenues we earn.

Interest Rates. Our financial results are sensitive to changing interest rates. Changes in interest rates affect product pricing for our insurance businesses because premiums collected today must be invested to provide a return sufficient to meet the future claims of policyholders. Therefore, we closely monitor changes in interest rates and make changes to our pricing, as appropriate. Interest rates also affect the discount rates we use to establish reserves.

For those products in our asset accumulation businesses where deposits are invested in securities managed by us, achieving adequate interest rates is important to meet customer obligations, including our annuity obligations.

Equity Market Performance. Changes in equity market performance affect the value of the assets under administration for our retirement plans business, which is a primary driver of administrative fee revenues we earn.

RISK MANAGEMENT

We manage our risk associated with our businesses through the following practices:

•	Sound product design and underwriting.
•	Effective claims management.
•	Pricing discipline.
•	Broad diversification of risk by customer geography, industry, size and occupation.
•	Maintenance of a strong financial position.
•	Maintenance of reinsurance and risk pool arrangements.
•	Sufficient alignment of assets and liabilities to meet financial obligations.

Diversification of Products

We achieve earnings diversification by offering multiple insurance products such as group and individual disability insurance, group life and AD&D insurance, group dental and group vision insurance, and absence management services. In addition, we diversify our earnings base through our asset management businesses, which include products such as full-service retirement plans, money purchase pension plans, defined benefit plans, non-qualified deferred compensation products, investment advisory and management services, financial planning services, commercial mortgage loan origination and servicing, individual fixed-rate annuity products, group annuity contracts and retirement plan trust products. These products have differing price, market and risk characteristics. Our strategy is to further diversify our earnings base and take advantage of market opportunities, demographic trends and capital synergies by increasing our asset accumulation and asset administration businesses.

Diversification by Customer Industry, Geography and Size

We seek to diversify risk by customer industry, geography and size measured by the number of insured employees in each of our business segments. Over half of our group long term disability and group life insurance premiums come from industries in which we have expertise and a competitive advantage. These industries include the public sector, education, health care and utilities.

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The following tables set forth in force premium distribution by customer industry, geography and size for group long term disability and group life insurance products:

Customer Industry	December 31, 2011

Public	26%
Education	23
Health Care	10
Professional	9
Manufacturing	9
Finance	7
Transportation	2
Services	2
Retail	1
Utilities	1
Other	10

Total	100%

Customer Geography	December 31, 2011

West	35%
Central	31
Southeast	18
Northeast	16

Total	100%

Customer Size (Employees)	December 31, 2011

2-99	12%
100-2,499	37
2,500-7,499	18
7,500 and above	33

Total	100%

Reinsurance

In order to limit our losses from large claim exposures, we enter into reinsurance agreements with other insurance companies. We review our retention limits based on size and experience. The maximum retention limit per individual for group life and AD&D is $750,000. Our maximum retention limit per individual for group disability insurance is $15,000 of monthly benefit. Our maximum retention limit per individual for individual disability insurance is $6,000 of monthly benefit.

Standard maintains a strategic marketing alliance with Ameritas that offers Standard’s policyholders more flexible dental coverage options and access to Ameritas’ nationwide preferred provider organization panel of dentists. As part of this alliance, Standard and Ameritas entered into a reinsurance agreement. In 2011, the agreement provided for 24.2% of the net dental premiums written by Standard and the risk associated with this premium to be ceded to Ameritas.

Standard participates in a reinsurance and third-party administration arrangement with Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) under which Northwestern Mutual group long term and short term disability products are sold using Northwestern Mutual’s agency distribution system. Generally, Standard assumes 60% of the risk, and receives 60% of the premiums for the policies issued. If Standard were to become unable to meet its obligations, Northwestern Mutual would retain the reinsured liabilities. Therefore, in accordance with an agreement with Northwestern Mutual, Standard established a trust for the benefit of Northwestern Mutual with the market value of assets in the trust equal to Northwestern Mutual’s reinsurance receivable from Standard. The market value of assets required to be maintained in the trust at December 31, 2011, was $230.6 million. Premiums assumed by Standard for the Northwestern Mutual business accounted for approximately 3% of our total premiums for each of the three years 2011, 2010 and 2009. In addition to assuming risk, Standard provides product design, pricing, underwriting, legal support, claims management and other administrative services under the arrangement.

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In the fourth quarter of 2011, Standard entered into a Yearly Renewable Term (“YRT”) reinsurance agreement, with Canada Life Assurance Company to cede a share of the Company’s group life insurance risk in order to reduce its losses and provide relief in the event of a catastrophe.

We also maintain reinsurance coverage for certain catastrophe losses related to group life and AD&D, with partial coverage of nuclear, biological and chemical acts of terrorism. Through a combination of this agreement and our participation in a catastrophe reinsurance pool discussed below, we have coverage of up to $480.6 million per event.

We are part of a catastrophe reinsurance pool with other insurance companies. This pool spreads catastrophe losses from group life and AD&D over 23 participating members. The annual fee we paid in 2011 to participate in the pool was less than $30,000. As a member of the pool, we are exposed to maximum potential losses experienced by other participating members of up to $111.0 million for a single event for losses submitted by a single company and a maximum of $277.9 million for a single event for losses submitted by multiple companies. Our percentage share of losses experienced by pool members will change over time as it is a function of our group life and AD&D in force relative to the total group life and AD&D in force for all pool participants. The reinsurance pool does not exclude war or nuclear, biological and chemical acts of terrorism.

The Terrorism Risk Insurance Act of 2002 (“TRIA”), which has been extended through 2014, provides for federal government assistance to property and casualty insurers in the event of material losses due to terrorist acts on behalf of a foreign person or foreign interest. Due to the concentration of risk present in group life insurance and the fact that group life insurance is not covered under TRIA, an occurrence of a significant catastrophe or a change in the on-going nature and availability of reinsurance and catastrophe reinsurance could have a material effect on us.

Asset-Liability and Interest Rate Risk Management

See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Asset-Liability and Interest Rate Risk Management.”

INVESTMENTS

Investment management is an integral part of our business. Investments are maintained to ensure that asset types and maturities are appropriate for our policy reserves and other liabilities so that we can meet our obligations to policyholders under a wide variety of economic conditions. A substantial portion of our insurance subsidiaries’ policy liabilities result from long term disability reserves that have proven to be very stable over time, and annuity products on which interest rates can be adjusted periodically, subject to minimum interest rate guarantees. Policyholders or claimants may not withdraw funds from the large block of disability reserves. Instead, claim payments are issued monthly over periods that may extend for many years. Holding these stable long-term reserves makes it possible to allocate a significant portion of invested assets to long-term fixed-rate investments, including commercial mortgage loans and low-income housing tax credit investments. StanCorp Mortgage Investors’ unique expertise with respect to its market niche for small fixed-rate commercial mortgage loans allows us to enhance the yield on the overall investment portfolio beyond that available through fixed maturity securities with an equivalent risk profile. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Investing Cash Flows” and Item 8, “Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 10—Investments.”

REGULATION

State and Federal Laws and Regulations

Standard sells its products in and is regulated by the District of Columbia, the U.S. territories of Guam and the Virgin Islands, and all states except New York. The Standard Life Insurance Company of New York sells its products in and is regulated by the state of New York. The insurance industry in the United States is subject to extensive regulation. Such regulation relates to, among other things, terms and provisions of insurance policies, market conduct practices, maintenance of capital and payment of distributions, and financial reporting on a statutory basis of accounting.

In 2011, we maintained registered group variable annuity products, which are part of a registered investment company under the Investment Company Act of 1940. This Act regulates the relationship between a registered investment company and its investment adviser.

As registered investment advisers, StanCorp Investment Advisers is subject to regulation under the Investment Advisers Act of 1940. This Act establishes, among other things, recordkeeping and reporting requirements, disclosure requirements, limitations on transactions between the adviser’s account and an advisory client’s account, limitations on transactions between the accounts of advisory clients and general anti-fraud provisions.

Violation of applicable laws and regulations can result in legal or administrative proceedings, which can result in fines, penalties, cease and desist orders or suspension or expulsion of our license to sell insurance in a particular state.

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Capital Requirement—Risk-Based Capital

The National Association of Insurance Commissioners uses Risk-based Capital (“RBC”) to aid in the assessment of the statutory capital and surplus of life and health insurers. RBC employs a risk-based formula that applies prescribed factors to the various risk elements inherent in an insurer’s business to arrive at minimum capital requirements in proportion to the amount of risk assumed by the insurer. The RBC model determines an appropriate Company Action Level RBC based on our business and assets. Capital below the Company Action Level RBC would require us to prepare and submit an RBC plan to the commissioner of the state of domicile outlining the capital level we plan on maintaining. Capital below the Authorized Control Level RBC, which is 50% of the Company Action Level RBC, is the capital level at which the state of domicile is authorized to take whatever regulatory actions it considers necessary to protect the best interests of the policyholders and creditors of the insurer.

At December 31, 2011, the capital of our insurance subsidiaries was approximately 327% of the Company Action Level RBC required by regulators, which was 654% of the Authorized Control Level RBC required by our states of domicile. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Management.”

EMPLOYEES

At December 31, 2011, StanCorp and its subsidiaries had 2,974 full-time equivalent employees, 80% of which were located in Portland, Oregon and the surrounding metropolitan area. At December 31, 2011, none of our employees were represented by unions.

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